Exhibit 3.1

FORM BCA 2.10 (rev. Dec. 2003)
ARTICLES OF INCORPORATION
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone	(217) 782-9522
(217)782-6961
http://www.cyberdriveillinois.com

Remit payment in the form of a cashier’s check, certified check, money order or an Illinois attorney’s or CPA’s check payable to the Secretary of State. SEE NOTE 1 TO DETERMINE FEES

Filing Fee: $150.00 Franchise Tax $25.00 Total $175.00 File # 6725-4171 Approved:  /s/ kk

                    Submit in duplicate                     Type or Print clearly in black ink                   Do not write above this line

1.        CORPORATE NAME: New Midland States, Inc.

(The corporate name must contain the word “corporation”, “company,” “Incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	Douglas	J.	Tucker
		First Name	Middle Initial	Last name

133 W. Jefferson Avenue
	Initial Registered Office:	Number Street	Suite #	(A P.O. BOX ALONE IS NOT ACCEPTABLE)

		Effingham	62401	Effingham
		City	ZIP Code	County

3.        Purpose or purposes for which the corporation is organized:

(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

4.        Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

		Number of Shares	Number of Shares	Consideration to be
Class	Par Value	Authorized	Proposed to be Issued	Received Therefor
See attached Exhibit A.				$

			TOTAL=	$

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

5. OPTIONAL:     (a) Number of directors constituting the initial board of directors of the corporation:

(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Address	City, State, ZIP

6. OPTIONAL

(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$151,500,363.00

(b)	It is estimated that the value of the property to be located within the state of Illinois during the following year will be:	$3,616,274.00

(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$61,242.00

(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$58,287.00

7. OPTIONAL:    OTHER PROVISIONS        See attached

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.                             NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	October 21,	2010
	(Month & Day)	Year

Signature and Name		Address

1.	/s/ Douglas J. Tucker	1.	133 W. Jefferson Avenue
	Signature		Street
	Douglas J. Tucker		Effingham	Illinois	62401
	(Type or Print Name)		City/Town	State	ZIP Code
2.		2.
	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code
3.		3.
	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer’s name and title beneath signature.

Note 1: Fee Schedule

The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this State. (Minimum initial franchise tax is $25)

The filing fee is $150

The minimum total due (franchise tax + filing fee) is $175.

Note 2: Return to:

(Firm name)

(Attention)

(Mailing Address)

(City, State, ZIP Code)

EXHIBIT A

TO THE

ARTICLES OF INCORPORATION

OF

NEW MIDLAND STATES, INC.

Article 4

AUTHORIZED STOCK

Section 4.1            Authorized Shares.  The aggregate number of shares of stock which the corporation shall have authority to issue is Forty Four Million (44,000,000) shares of stock, consisting of Forty Million (40,000,000) shares of Common Stock, par value of $0.01 per share, and Four Million (4,000,000) shares of Preferred Stock, par value of $2.00. The proposed number of shares to be issued is 100 shares of Common Stock and the consideration to be received therefore is $100. No shares of Preferred Stock are proposed to be issued.

Section 4.2            Common Stock.  Except as otherwise provided in any resolution or resolutions adopted by the board of directors providing for the issuance of a class of Common Stock, the Common Stock shall:  (a) have the exclusive voting power of the corporation, (b) entitle the holders thereof to one vote per share at all meetings of the shareholders of the corporation, (c) entitle the holders to share ratably, without preference over any other shares of the corporation, in all assets of the corporation in the event of any dissolution, liquidation or winding up of the corporation, and (d) entitle the record holders thereof on such record dates as are determined, from time to time by the board of directors, to receive such dividends, if any, if, as and when declared by the board of directors.

Section 4.3            Preferred Stock.  The shares of Preferred Stock may be issued from time to time in one or more series.  The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

Section 4.4            No Pre-emptive Rights.  No holder of any class of shares of the corporation shall, as such holder, have any preemptive or preferential right to (a) purchase or subscribe to any shares of any class of stock of the corporation, whether now or hereafter authorized, whether unissued or in treasury, or (b) purchase any obligations convertible into shares of any class of stock of the corporation, in either case which at any time may be proposed to be issued by the corporation or subjected to rights or options to purchase granted by the corporation.

Section 4.5            Unclaimed Dividends.  Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the shareholder entitled thereto for a period of five (5) years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

Article 5
BOARD OF DIRECTORS

Section 5.1            Size; Qualifications.  The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which shall consist of no fewer than six (6) and no greater than eleven (11) persons, as fixed from time to time by resolution of not less than two-thirds of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be seven (7) until otherwise fixed as described immediately above.  Directors need not be residents of the State of Illinois and need not be shareholders of the corporation.

Section 5.2            Powers.  In addition to the powers and authority expressly conferred upon them by statute or by these Articles of Incorporation or the Bylaws of the corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

Section 5.3            Classification of Board of Directors.  The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year.  Directors of Class I shall hold office for an initial term expiring at the 2011 annual meeting, directors of Class II shall hold office for an initial term expiring at the 2012 annual meeting and directors of Class III shall hold office for an initial term expiring at the 2013 annual meeting.  At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.  Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by not less than two-thirds of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.  If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible.

Section 5.4            Quorum.  The greater of:  (a) a majority of the directors at any time in office; and (b) one-third of the number of directors fixed pursuant to paragraph Section 5.1 of this Article shall constitute a quorum of the board of directors.  If at any meeting of the board of directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

Section 5.5            Action at Meeting.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors unless a greater number is required by law or by these articles of incorporation.

Section 5.6            Resignation and Removal of Directors.  A director may resign at any time upon written notice to the board of directors.  Notwithstanding any other provisions of these articles of incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these articles of incorporation or the bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for “cause” as defined below, and only by the affirmative vote of the holders of not less than 70% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of shareholders or at a meeting of the shareholders for which the notice of the meeting names the director or directors to be removed at said meeting.  For the purposes of removal of a director, “cause” shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of such director’s duty to the Corporation and such adjudication is no longer subject to direct appeal.

Section 5.7            No Cumulative Voting.  There shall be no cumulative voting for directors of the corporation.

Section 5.8            No Written Ballots.  Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

Article 6
BYLAWS

The bylaws may be amended, altered or repealed by resolution adopted by not less than two-thirds of the number of directors as may be fixed from time to time, in the manner prescribed herein, or in a manner otherwise provided in the bylaws.  The bylaws of the corporation may also be amended, altered or repealed by the shareholders of the corporation, provided, however, that such amendment, alteration or repeal is approved by the affirmative vote of the holders of not less than 70% of the outstanding shares of stock of the corporation then entitled to vote generally in the election of directors.

Article 7

AMENDMENTS

The corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

Article 8

INDEMNIFICATION

Subject to the limits of applicable federal and state banking law and regulation, the corporation shall indemnify each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise in accordance with, and to the fullest extent authorized by, the Illinois Business Corporation Act, as the same now exists or may be hereafter amended.  No amendment to or repeal of this Article shall apply to or have any effect on the rights of any individual referred to in this Article for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

Article 9

PERSONAL LIABILITY OF DIRECTORS

To the fullest extent permitted by the Illinois Business Corporation Act, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.  No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.  If the Illinois Business Corporation Act is amended or interpreted to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Illinois Business Corporation Act as so amended or interpreted.

Article 10

ADDITIONAL VOTING REQUIREMENTS

Section 10.1         Voting Requirements.  Except as otherwise expressly provided in Section 10.3 of this Article, and notwithstanding any other provision of these articles of incorporation:

(a)           any merger or consolidation of the corporation or of any Subsidiary with or into any other corporation;

(b)           any sale, lease, exchange or other disposition by the corporation or any Subsidiary of assets constituting all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole to or with any other corporation, person or other entity in a single transaction or a series of related transactions;

(c)           the amendment, alteration, change or repeal of these articles of incorporation; and

(d)           the voluntary dissolution of the corporation;

shall require the affirmative vote of the holders of shares having at least 70% of the voting power of all outstanding stock of the corporation entitled to vote thereon.  Such affirmative vote shall be required notwithstanding the fact that no vote or a lesser vote may be required, or that some lesser percentage may be specified, by law or otherwise in these articles of incorporation or by the bylaws of the corporation.

Section 10.2         Subsidiary.  For purposes of this Article, the term “Subsidiary” means any entity in which the corporation beneficially owns, directly or indirectly, more than 75% of the outstanding voting stock.  The phrase “voting security” as used in Section 10.1 of this Article shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration into such security or carrying any warrant or right to subscribe to or purchase such a security.

Section 10.3         Exceptions.  Notwithstanding anything contained in this Article or applicable law to the contrary, any action or transaction described in Section 10.1 of this Article that is:

(a)           approved at any time prior to its consummation by resolution adopted by not less than two-thirds of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation; or

(b)           with any entity of which a majority of all of the classes of equity is owned of record or beneficially by the corporation; or

(c)           a merger with another entity which may be authorized without action by the shareholders of the corporation to the extent and in the manner permitted from time to time by the law of the State of Illinois;

shall only require the affirmative vote of the holders of at least a majority of the voting power of all outstanding stock of the corporation entitled to vote thereon.

Section 10.4         Construction.  The interpretation, construction and application of any provision or provisions of this Article and the determination of any facts in connection with the application of this Article, shall be made by not less than two-thirds of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation.  Any such interpretation, construction, application or determination, when made in good faith, shall be conclusive and binding for all purposes of this Article.

Article 11

BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

To the extent not already applicable to the corporation, the provisions of Section 7.85 of the Illinois Business Corporation act, as the same now exists or may hereafter be amended or as such Section 7.85 may hereafter be renumbered or recodified, will be deemed to apply to the corporation, and the corporation shall be subject to all of the restrictions set forth in such Section 7.85.

Article 12

SHAREHOLDERS’ ACTION

Any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the corporation and may not be effected by any consent in writing by such holders.

Article 13

NON-SHAREHOLDER INTERESTS

In connection with the exercise of its judgment in determining what is in the best interests of this Corporation and its shareholders when evaluating a proposal by another person or persons to make a tender or exchange offer for any equity security of this Corporation or any subsidiary, to merge or consolidate with this corporation or any subsidiary or to purchase or otherwise acquire all or substantially all of the assets of this Corporation or any subsidiary, the board of directors of this Corporation may consider all of the following factors and any other factors which it deems relevant:  (i) the adequacy of the amount to be paid in connection with any such transaction; (ii) the social and economic effects of the transaction on the Corporation and its subsidiaries and the other elements of the communities in which the Corporation or its subsidiaries operate or are located; (iii) the business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; (iv) the competence, experience, and integrity of the acquiring person or persons and its or their management; and (v) any antitrust or other legal or regulatory issues which may be raised by any such transaction.

FORM BCA 11.25 (rev. Dec. 2003)

ARTICLES OF MERGER,

CONSOLIDATION OR EXCHANGE

Business Corporation Act

Secretary of State

Department of Business Services

501 S. Second St., Rm. 350

Springfield, IL 62756

217-782-6961

www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

Filing fee is $100, but if merger or consolidation involves more than two corporations, submit $50 for each additional corporation.

EFF 12/31/10	File #	6725-417-1	Filing Fee: $100.00	Approved:	/s/ DS

                Submit in duplicate                Type or Print clearly in black ink                  Do not write above this line

NOTE: Strike inapplicable words in Items 1, 3, 4 and 5.

merge

1.     Names of Corporations proposing to ~~consolidate~~ and State or Country of incorporation.

~~exchange shares~~

Name of Corporation	State or Country of Incorporation	Corporation File Number

Midland States Bancorp, Inc.	Delaware	5520-656-2
New Midland States, Inc.	Illinois	6725-417-1

2.     The laws of the state or country under which each Corporation is incorporated permits such merger, consolidation or exchange.

surviving

3.     a.  Name of the ~~new~~ corporation: New Midland States, Inc.

~~acquiring~~

b.  Corporation shall be governed by the laws of: Illinois

For more space, attach additional sheets of this size.

merger

4.     Plan of ~~consolidation~~ is as follow:

~~exchange~~

Please see attached Exhibit A.

1

merger

5.     The ~~consolidation~~   was approved, as to each Corporation not organized in Illinois, in compliance with the laws of the

~~exchange~~       state under which it is organized, and (b) as to each Illinois Corporation, as follows:

The following items are not applicable to mergers under §11.30  —  90 percent-owned subsidiary provisions. (See Article 7 on page 3.)

Mark an “X” in one box only for each Illinois Corporation.

Name of Corporation:

By the shareholders, a resolution of the board of directors having been duly adopted and submitted to a vote at a meeting of shareholders. Not less than the minimum number of votes required by statute and by the Articles of Incorporation voted in favor of the action taken. (§11.20)

By written consent of the shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with §7.10 and §11.20.

By written consent of ALL shareholders entitled to vote on the action, in accordance with §7.10 and §11.20.

New Midland States, Inc.	☐	☐	☒

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

6.     Not applicable if surviving, new or acquiring Corporation is an Illinois Corporation.

It is agreed that, upon and after the filing of the Articles of Merger, Consolidation or Exchange by the Secretary of State of the State of Illinois:

a.     The surviving, new or acquiring Corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any Corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such Corporation organized under the laws of the State of Illinois against the surviving, new or acquiring Corporation.

b.     The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring Corporation to accept service of process in any such proceedings, and

c.     The surviving, new or acquiring Corporation will promptly pay to the dissenting shareholders of any Corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of The Business Corporation Act of 1983 of the State of Illinois with respect to the rights of dissenting shareholders.

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7.     Complete if reporting a merger under §11.30 — 90 percent-owned subsidiary provisions.

a.     The number of outstanding shares of each class of each merging subsidiary Corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent Corporation:

Number of Shares of Each
Class Owned Immediately
	Total Number of Shares	Prior to Merger by the
Name of Corporation	Outstanding of Each Class	Parent Corporation

b.     Not applicable to 100 percent-owned subsidiaries.

The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary Corporation was                                   ,                   .

Month & Day    Year

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary Corporations received?   ☐ Yes   ☐ No

(If “No,” duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and the notice of the right to dissent to the shareholders of each merging subsidiary Corporation.)

8.     The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct. All signatures must be in BLACK INK.

Dated	December 30 ,	2010	New Midland States, Inc.
	Month & Day	Year	Exact Name of Corporation

	/s/ JEFF LUDWIG
	Any Authorized Officer’s Signature

	JEFF LUDWIG EVP, CFO
	Name and Title (type or print)

Dated	December 30 ,	2010	Midland States Bancorp, Inc.
	Month & Day	Year	Exact Name of Corporation

	/s/ JEFF LUDWIG
	Any Authorized Officer’s Signature

	JEFF LUDWIG EVP, CFO
	Name and Title (type or print)

Dated	,
	Month & Day	Year	Exact Name of Corporation

	Any Authorized Officer’s Signature

	Name and Title (type or print)

3

Exhibit A

to the

Articles of Merger

of

Midland States Bancorp, Inc.

and

New Midland States, Inc.

PLAN OF MERGER

A copy of the Agreement and Plan of Merger (the “Agreement”) as entered into as of the 22nd day of October, 2010, between New Midland States, Inc., an Illinois corporation (“Newco”), and Midland States Bancorp, Inc., a Delaware corporation (“Midland”), is on file at the principal office of Newco.

1.             The Merger. In accordance with the terms and subject to the conditions of the Agreement, Midland will merge with and into Newco (the “Merger”), and the separate corporate existence of Midland will terminate. Newco will be the surviving corporation and will continue its corporate existence under the laws of the State of Illinois.

2.             Effective Time. The Merger shall become effective at 11:59 p.m. central time on December 31, 2010, following the filing of these Articles of Merger with the Illinois Secretary of State (the “Effective Time”).

3.             Effects of Merger on Capital Stock. At the Effective Time, each of the 100 shares of the issued and outstanding common stock of Newco owned by the sole shareholder of Newco immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Newco, Midland or the holders of the capital stock of Newco or Midland, shall be cancelled.

At the Effective Time:

(a)                            each of the shares of the issued and outstanding common stock of Midland owned by the stockholders of Midland immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Midland, Newco or the holders of the common stock of Midland, shall be converted into ten (10) fully paid and non-assessable shares of the common stock of Newco;

(b)                            each of the shares of the issued and outstanding common stock of Midland owned by the stockholders of Midland immediately prior to the Effective Time that is restricted or not fully vested shall upon conversion have the same restrictions or vesting arrangements applicable to such shares as prior to the conversion;

(c)                             each of the shares of the issued and outstanding Series C 9% Non- Cumulative Perpetual Convertible Preferred Stock of Midland owned by the stockholders of Midland immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Midland, Newco or the holders of the preferred stock of Midland, shall be converted into one share of the Series C 9% Non-Cumulative Perpetual Convertible Preferred Stock of Newco; and

(d)                            each of the shares of the issued and outstanding Series D 9% Non- Cumulative Perpetual Convertible Preferred Stock of Midland owned by the stockholders of Midland immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Midland, Newco or the holders of the preferred stock of Midland, shall be converted into one share of the Series D 9% Non-Cumulative Perpetual Convertible Preferred Stock of Newco.

4.             Amendment to the Articles of Incorporation. At the Effective Time, Article 1 of the Articles of Incorporation of Newco shall be amended to read in its entirety as follows.

ARTICLE 1

Name of the Corporation: Midland States Bancorp, Inc.

2

FORM BCA 10.30 (rev. Dec. 2003)

ARTICLES OF AMENDMENT

Business Corporation Act

Secretary of State	FILED	PAID
Department of Business Services	AUG 26 2013	AUG 28 2013
Springfield, IL 62756	JESSE WHITE	EXPEDITED
217-782-1832	SECRETARY OF STATE	SECRETARY OF STATE
www.cyberdriveillinois.com
Remit payment in the form of a
check or money order payable
to Secretary of State.		CP0143186

File # 67254171 Filing Fee: $50 Approved:

– – – – Submit in duplicate – – – – Type or Print clearly in black ink – – – – Do not write above this line – – – –

1.	Corporate Name (See Note 1 on page 4.): Midland States Bancorp, Inc.

2.	Manner of ‘Adoption of Amendment:
	The following amendment to the Articles of incorporation was adopted on	May 6	,	2013
	in the manner indicated below:	Month & Day		Year

Mark an “X” In one box only.

	☐	By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

	☐	By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)

☐

By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

☒

By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

☐

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

☐

By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)

3.	Text of Amendment:

	a.	When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.

Article 1: Name of the Corporation:
New Name

(All changes other than name include on page 2.)

Printed by authority of the State of Illinois. February 2008 - 5M - C 173.14

1

Text of Amendment

b.	If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.

For more space, attach additional sheets of this size.

Please refer to Exhbit A attached hereto.

2

EXHIBIT A

AMENDMENT TO THE ARTICLES OF INCORPORATION OF

MIDLAND STATES BANCORP, INC.

RESOLVED, that Article Four of the Articles of Incorporation be amended by replacing the same with the following:

“ARTICLE 4

AUTHORIZED STOCK

Section 4.1  Authorized Shares.  The aggregate number of shares of stock which the corporation shall have authority to issue is Forty-Four Million (44,000,000) shares of stock, consisting of Thirty-Five Million (35,000,000) shares of Common Stock, par value of $0.01 per share, Five Million (5,000,000) shares of Non-Voting Common Stock, par value of $0.01 per share, and Four Million (4,000,000) shares of Preferred Stock, par value of $2.00.

Section 4.2  Common Stock.  Except as otherwise provided in any resolution or resolutions adopted by the board of directors providing for the issuance of a class of Common Stock, the Common Stock shall: (a) have the exclusive voting power of the corporation, (b) entitle the holders thereof to one vote per share at all meetings of the shareholders of the corporation, (c) entitle the holders to share ratably, without preference over any other shares of the corporation, in all assets of the corporation in the event of any dissolution, liquidation or winding up of the corporation, and (d) entitle the record holders thereof on such record dates as are determined, from time to time by the board of directors, to receive such dividends, if any, if, as and when declared by the board of directors.

Section 4.3  Non-Voting Common Stock.  Except as otherwise provided in any resolution or resolutions adopted by the board of directors providing for the issuance of an additional class of Non-Voting Common Stock, shares of the Non-Voting Common Stock shall for all purposes be treated as shares of Common Stock and entitle the holders thereof to any and all rights and privileges afforded to holders of Common Stock; provided, however, that holders of Non-Voting Common Stock shall not be entitled to vote on any matter presented to the shareholders of the corporation for their action or consideration.

Section 4.4  Preferred Stock.  The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease

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shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

Section 4.5  No Pre-emptive Rights.  No holder of any class of shares of the corporation shall, as such holder, have any preemptive or preferential right to: (a) purchase or subscribe to any shares of any class of stock of the corporation, whether now or hereafter authorized, whether unissued or in treasury; or (b) purchase any obligations convertible into shares of any class of stock of the corporation, in either case which at any time may be proposed to be issued by the corporation or subjected to rights or options to purchase granted by the corporation.

Section 4.6  Unclaimed Dividends.  Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock, or otherwise, which are unclaimed by the shareholder entitled thereto for a period of five (5) years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositaries shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.”

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4.

The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (if not applicable, insert “No change”):

No Change.

5.	a.			The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert “No change”):
(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

No Change.

b.

The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert “No change”): (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.) (See Note 6 on page 4.)

						Before Amendment	After Amendment

	Paid-in Capital:					$	$ No Change

Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.

6.	The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

	Dated	August 26	,	2013		Midland States Bancorp, Inc.
		Month & Day		Year		Exact Name of Corporation

/s/ Douglas J. Tucker
Any Authorized Officer’s Signature

Douglas J. Tucker, Senior Vice President
Name and Title (type of print)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

	Dated			,
		Month & Day			Year

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